EXHIBIT 10.14(a)

Amendment One to The People’s Bank Enhanced Senior Pension Plan

AMENDMENT ONE

THE PEOPLE’S BANK ENHANCED SENIOR PENSION PLAN

WHEREAS, People’s Bank (the “Bank”), a Connecticut chartered capital stock savings bank, established the People’s Bank Enhanced Senior Pension Plan (the “Plan”) as of the first day of January 1997 as a partial continuation of the previously established People’s Bank Supplemental Retirement Plan; and

WHEREAS, the Plan is intended to supplement benefits payable under the People’s Bank Employees Retirement Plan (the “ERP”) to a select group of management or highly compensated employees of the Bank who satisfy the eligibility requirements of the Plan; and

WHEREAS, the Bank deems it desirable to clarify the provisions applicable to benefits under the Plan for those Participants whose Plan benefits may commence prior to the time payment of ERP benefits is allowed to commence pursuant to the terms of the ERP which will also likely be prior to the time an irrevocable election as to the form in which such Participant’s ERP benefits will be payable; and

WHEREAS, the Bank has retained the power to amend the Plan at any time and from time to time pursuant to and in accordance with the provisions of Section 11(a) of the Plan.

NOW, THEREFORE, the Plan is amended effective as of April 1, 1998 as follows:

1. Section 5(b) is amended as follows:

The present provisions of such Section 5(b) shall become Paragraph (i) thereof by inserting immediately before the first word thereof “(i)”; and the following paragraph which shall become Paragraph (ii) of such Section 5(b) is hereby added to such Section 5(b):

“(ii) In the event the Participant terminates his Credited Service with a vested benefit hereunder and with vested benefits under the ERP prior to the tune benefit payments may commence under the ERP, payment of his Plan Benefits shall commence on the first day of the month following the later of such termination or his fifty-fifth birthday. Such benefits shall be payable on the basis of the form of benefit payment in which he represents he presently intends having his ERP benefit paid. The amount of Plan Benefits shall be actuarially reduced in accordance with the provisions of the ERP which would be applicable to ERP benefit payments if payment of ERP benefits were allowed to and did commence pursuant to the provisions of the ERP. Upon commencement of payment of his ERP benefits, the amount computed under clause (a)(ii)A. of this Section 5 shall be the amount such payments would be if such intended form were the form in which his ERP benefits are payable regardless of the form in which his ERP benefits are actually payable.”

2. Subsection 6(a) of the Plan is hereby amended to read as follows:

“(a)	(i) In the event of the death of a Participant (other than one described in paragraph 5(b)(ii) hereof) after termination of his Credited Service and while his Plan Benefits are in pay status or after his Normal Retirement Date, payment of death benefits under this Plan shall depend on whether benefits under the ERP are payable to such Participant’s Surviving Spouse or other Beneficiary. If no such benefits are payable under the ERP, no death benefits shall be payable hereunder. If such death benefits are payable under the ERP, then death benefits shall be payable hereunder (for the same duration and with the same frequency as such ERP death benefits) equal in the amount of the excess of the amount such ERP death benefits would have been had the ERP benefit in the Single Life Form been equal to the sum of the actual ERP benefit in the Single Life Form plus the Plan Benefit hereunder in the Single Life Form over the actual amount of the death benefits under the ERP.

(ii) In the event of the death of a Participant described in Paragraph 5(b)(ii) hereof, the benefit, if any, paid under this Plan after such death shall be the monthly payments determined in accordance with the amount and form of benefit in effect for his Plan Benefits pursuant to the provisions of said Paragraph (b)(ii).”

IN WITNESS WHEREOF, the Bank, acting by its undersigned officer, duly authorized, hereby executes this Amendment as of April 1, 1998.

PEOPLE’S BANK

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